Exhibit 10.5

AMENDMENT

TO THE DOMINION ENERGY, INC. NEW RETIREMENT BENEFIT RESTORATION PLAN

THIS AMENDMENT to the Dominion Energy, Inc. New Retirement Benefit Restoration Plan, as amended and restated effective as of January 1, 2018 (the “Plan”), is adopted and shall be effective as of June 21, 2024.

WHEREAS, Dominion Energy, Inc. (the “Company”) sponsors and maintains the Plan;

WHEREAS, the Company has the authority to amend the Plan and now wishes to do so;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.
A new Section 8.4 is added to the Plan as follows:

8.4 Partial Termination for EOG Participants. Notwithstanding the foregoing, the Plan is irrevocably terminated, effective as of June 21, 2024, with respect to all Participants (the “EOG Participants”) who experienced a change in control event (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)) on March 7, 2024 in connection with the closing of the transaction described in the Purchase and Sale Agreement, as amended or supplemented, dated as of September 5, 2023, by and between the Company and Enbridge Elephant Holdings, LLC, consistent with the requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix)(B). Accordingly, as soon as administratively practicable after June 21, 2024, and in no event later than 12 months following June 21, 2024, all amounts of compensation deferred under the Plan and amounts subject to Code Section 409A under all other plans and arrangements treated as a single plan with the Plan under Treasury Regulation Section 1.409A-1(c)(2) with respect to the EOG Participants shall be irrevocably liquidated and paid to the EOG Participants in a single lump sum cash payment.

2.
A new Section 8.5 is added to the Plan as follows:

8.5 Partial Termination for Questar Participants. Notwithstanding the foregoing, the Plan is irrevocably terminated, effective as of June 21, 2024, with respect to all Participants (the “Questar Participants”) who experienced a change in control event (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)) on May 31, 2024 in connection with the closing of the transaction described in the Purchase and Sale Agreement, as amended or supplemented, dated as of September 5, 2023, by and between the Company and Enbridge Quail Holdings, LLC, consistent with the requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix)(B). Accordingly, as soon as administratively practicable after June 21, 2024, and in no event later than 12 months following June 21, 2024, all amounts of compensation deferred under the Plan and amounts subject to Code Section 409A under all other plans and arrangements treated as a single plan with the Plan under Treasury Regulation Section 1.409A-1(c)(2) with respect to the Questar Participants shall be irrevocably liquidated and paid to the Questar Participants in a single lump sum cash payment.

3.
In all respects not amended, the Plan is hereby ratified and confirmed.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date set forth below.

DOMINION ENERGY, INC.

By: /s/ Regina J. Elbert

Name: Regina J. Elbert

Title: Senior Vice President and

Chief Human Resources Officer

Date: June 25, 2024

2

DOMINION ENERGY, INC.

NEW RETIREMENT BENEFIT RESTORATION PLAN

Originally Effective January 1, 2005

and

Amended and Restated Effective January 1, 2018

3

TABLE OF CONTENTS

Purpose ……………………………………………………………………………………………….………..1

Article I Definitions ………………………………………………………………………...….………..2

Article II Eligibility and Participation ………………………………………………………..5

Article III Basic Benefits ……………………………………………………………….…………..6

Article IV Cash Balance Benefits …………………………………………………….….………..7

Article V Death Benefits …………………………………………………………………………..8

Article VI Beneficiary ………………………………………………………………….………10

Article VII Coordination of Benefits ……………………………………………………………...…11

Article VIII Amendment or Termination of Plan ………………………………………… ……………12

Article IX Plan Administration ……………………………………………..…… ……………13

Article X Confidentiality and Noncompetition Provisions …………………...………………16

Article XI Miscellaneous ……………………………………………………….…………………17

SUPPLEMENT FOR PRIOR QUESTAR PLAN PARTICIPANTS ………………………………...……...19

i

DOMINION ENERGY, INC.

NEW RETIREMENT BENEFIT RESTORATION PLAN

As Amended and Restated Effective January 1, 2018

Purpose

The Board of Directors of Dominion Energy, Inc. (the “Board”) adopted the New Retirement Benefit Restoration Plan effective January 1, 2005 to assist it in attracting and retaining those employees whose judgment, abilities and experience will contribute to the Company’s continued progress. The Plan is intended to be a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation for a “select group of management or highly compensated employees” (as such phrase is used in the Employee Retirement Income Security Act of 1974).

Effective January 1, 2018, the Plan is being amended and restated to reflect the merger of the Dominion Questar Corporation Supplemental Executive Retirement Plan into the Plan.

The Plan is intended to qualify under the provisions of Code Section 409A and any regulations and other guidance under that Section. The Plan shall be interpreted to qualify under Code Section 409A.

The Board has determined that the benefits to be provided under the Plan are reasonable and appropriate compensation for the services rendered and to be rendered by Plan Participants.

Article I

Definitions

Whenever used in the Plan, the following phrases and terms shall have the meanings set forth below:

1.1
“Account” means the Participant’s Account as defined under the Cash Balance Supplement.
1.2
“Account Balance” means the balance in the Participant’s Account under the Cash Balance Supplement.
1.3
“Administrative Benefits Committee” means the Administrative Benefits Committee of Dominion Energy, Inc., which shall manage and administer the Plan in accordance with the provisions of Article IX.
1.4
“Affiliate” means any entity that is (i) a member of a controlled group of corporations as defined in Section 1563(a) of the Code, determined without regard to Code Sections 1563(a)(4) and 1563(e)(3)(C), of which Dominion Energy, Inc. is a member according to Code Section 414(b); (ii) an unincorporated trade or business that is under common control with Dominion Energy, Inc., as determined according to Code Section 414(c); or (iii) a member of an affiliated service group of which Dominion Energy, Inc. is a member according to Code Section 414(m).
1.5
“Beneficiary” means the individual, individuals, entity, entities or the estate of a Participant entitled to receive the benefits payable under the Plan, if any, upon the Participant's death.
1.6
“Benefit Agreement” means any agreement between the Company and a Participant or any declaration by the Company under which a Participant is to be provided one or more Benefit Enhancements.
1.7
“Benefit Enhancement” means the crediting of deemed additional years of age or service, the use of a different definition of any factor used to calculate benefits, different eligibility provisions, or any other provision that enhances the benefit that would otherwise be payable under the Retirement Plan as provided in a Benefit Agreement.
1.8
“Cash Balance Benefit” means the lump sum amount determined under Article IV.

1.9
“Cash Balance Supplement” means the Dominion Energy Pension Plan Cash Balance Supplement, effective January 1, 2008, as amended from time to time.
1.10
“CGN Committee” means the Compensation, Governance and Nominating Committee of the Board of Directors of Dominion Energy, Inc. Actions designated as CGN Committee actions in this Plan may be taken by a duly authorized delegate, consistent with the CGN Committee’s charter.
1.11
“Change in Control” means with regard to each Participant at any time an event that constitutes a “Change in Control” for purposes of the Employment Continuity Agreement between the Participant and Dominion Energy, Inc. as in effect at that time, if any.
1.12
“Code” means the Internal Revenue Code of 1986, as amended.
1.13
“Company” means Dominion Energy, Inc., its predecessor, a subsidiary or an Affiliate.
1.14
“Lump Sum Equivalent” means a single lump sum payment that is actuarially determined as the amount required to provide an after-tax monthly payment equal to the after-tax amount of the Monthly Benefit payable for the period determined under Section 3.1(b). Effective for distributions occurring on or after January 1, 2007 and on or before December 31, 2009, unless otherwise determined by the Administrative Benefits Committee, the actuarial discount rate for determinations of the Lump Sum Equivalent shall be four percent (4%). Beginning January 1, 2010, the actuarial discount rate shall be determined by the Administrative Benefit Committee. The actuarial determination shall be computed using actuarial and other factors as determined by the Administrative Benefit Committee. The after-tax amounts shall be based on Federal income and FICA tax rates and the state income tax rate for the residence of the Participant at the date of the payment, as determined by the Administrative Benefits Committee. The Lump Sum Equivalent of the Monthly Benefit determined under Section 5.1 shall be appropriately discounted if the date of payment under Section 5.1(b) is earlier than the date of commencement of the Qualified Pre-Retirement Survivor Annuity under the Retirement Plan to the Participant’s Spouse.
1.15
“Monthly Benefit” means the monthly amount determined under Section 3.1(a) used for purposes of calculating the Lump Sum Equivalent.
1.16
“Participant” means an employee who is eligible to participate under Section 2.1 and who is designated by the CGN Committee to participate in the Plan pursuant to Article II.
1.17
“Plan” means the Dominion Energy, Inc. New Retirement Benefit Restoration Plan.
1.18
“Potential Change in Control” means with regard to each Participant at any time an event that constitutes a “Potential Change in Control” for purposes of the Employment Continuity Agreement between the Participant and Dominion Energy, Inc. as in effect at that time, if any.
1.19
“Retirement” and “Retire” mean a Participant's Separation from Service with the Company at a time when the Participant is entitled to begin receiving an Early Retirement or Normal Retirement benefit under the Retirement Plan or would be entitled to begin such benefit if any Benefit Enhancement were applied under the Retirement Plan.
1.20
“Retirement Plan” means with regard to each Participant a defined benefit pension plan that is qualified under Code Section 401(a), that is maintained by Dominion Energy, Inc. or an Affiliate, and in which the Participant participates.
1.21
“Separation from Service” means a termination of employment with the Participant’s employer (Dominion Energy, Inc. or any Affiliate, as the case may be) and all other persons that would be treated as a single employer with the Participant’s employer under Code Sections 414(b) or (c) (applying a 50% rather than an 80% ownership test), within the meaning of Treasury Regulation Section 1.409A-1(h).

1.22
“Spouse” means the person to whom a Participant is legally married, under the laws of the jurisdiction where the marriage was celebrated, at the first to occur of (a) the date of the Participant’s Separation from Service or (b) the date of the Participant’s death.
1.23
The following terms shall have the meaning provided in the Retirement Plan: Early Retirement Date, Normal Retirement Date, and Qualified Pre-Retirement Survivor Annuity.

Article II

Eligibility and Participation
2.1
Eligibility. An employee of the Company shall be eligible to participate in this Plan if the employee: (a) is a member of management or a highly compensated employee; (b) is designated by the CGN Committee as a Participant; and (c) has a Retirement Plan benefit that is or has been reduced or limited by Code Section 401(a)(17) or Code Section 415, or both.
2.2
Participation. Participation in this Plan shall be determined by the CGN Committee, in its sole discretion. An eligible employee designated to participate in the Plan by the CGN Committee shall become a Participant in the Plan as of the date his or her Retirement Plan benefit is or has been limited by Code Section 401(a) (17) or Code Section 415, unless another date is provided by the CGN Committee. A Participant who remains an employee of the Company shall continue to participate in the Plan until (a) the CGN Committee declares that he or she is no longer a Participant or (b) he or she has a Separation from Service. Except as otherwise specifically provided in the Plan, a Participant who ceases to participate in the Plan shall forfeit all rights to any benefits under the Plan.
2.3
Revocation of Participation. Unless such action is prohibited by Section 8.1(b), the CGN Committee may revoke or rescind the designation of an individual as a Participant at its discretion. All rights of any individual who was a Participant and whose designation as a Participant is revoked or rescinded by the CGN Committee shall cease upon such action.
2.4
Termination of Participation. A Participant who ceases to be an eligible employee under Section 2.1 while remaining employed by the Company shall forfeit all rights under this Plan. In no event shall an individual who was a Participant but who is not a Participant at the time of such individual’s Separation from Service be entitled to any benefit under the Plan. A Participant on authorized leave of absence from the Company for up to six months shall be deemed to not have had a Separation from Service or to lose the eligibility status as a result of such leave of absence.
2.5
Change in Control. If a Participant is in the employ of a Company on the date of a Change in Control or a Potential Change in Control relating to that Company, the provisions of the Employment Continuity Agreement between the Participant and Dominion Energy, Inc., if any, shall control (a) the Participant's subsequent participation in this Plan and (b) the eligibility for, computation of, and payment of any benefits under this Plan to the Participant.
Article III

Basic Benefits

This Article III shall apply to all Participants who have a benefit under a Retirement Plan other than under the Cash Balance Supplement. Subject to the provisions of Articles VIII and X, a Participant who is subject to this Article III shall be entitled to benefits under this Plan as follows:

III.1 Calculation of Monthly Benefit.

(a) The Monthly Benefit of a Participant who has a Separation from Service shall be a monthly amount equal to (x) minus (y) minus (z) below where:

(x) = the benefit that would have been payable monthly to the Participant under the Retirement Plan but for the application of the limits set forth in Code Sections 401(a)(17) and 415 and after the application of any Benefit Enhancements;

(y) = the benefit that the Participant is entitled to receive monthly under the Retirement Plan; and

(z) = if applicable, the benefit payable to the Participant under the Dominion Energy, Inc. Retirement Benefit Restoration Plan frozen as of December 31, 2004, expressed as a monthly benefit for the life of the Participant.

(b)
If a Participant has a Spouse at the time of his or her Separation from Service, the Monthly Benefit under Section 3.1(a) shall be computed based on the Qualified Joint and Survivor Annuity benefit determined under the Retirement Plan. If a Participant does not have a Spouse at the time of his or her Separation from Service, the Monthly Benefit under Section 3.1(a) shall be computed based on the Single Life Annuity benefit determined under the Retirement Plan.
(c)
If the Participant’s Separation from Service occurs before the Participant’s Normal Retirement Date, the Monthly Benefit shall be calculated in accordance with the applicable reduction factors provided under the Retirement Plan.
3.2
Form of Payment. The Participant’s Monthly Benefit under this Plan based on the form of benefit under Section 3.1(b) shall be paid in the form of the Lump Sum Equivalent.
3.3
Time of Payment. The Lump Sum Equivalent shall be distributed to the Participant as soon as administratively practicable after the date which is six months after the Participant’s Separation from Service, but not later than 90 days after such date.

Article IV
Cash Balance Benefits

This Article IV is effective as of January 1, 2008 and shall apply only to those Participants who have a benefit under the Cash Balance Supplement. Subject to the provisions of Articles VIII and X, a Participant who is subject to this Article IV shall be entitled to benefits under this Plan as follows:

4.1 Benefit Calculation.

(a) The Cash Balance Benefit of a Participant who Separates from Service shall be a lump sum payment equal to (x) minus (y) below where:

(x) = the Participant’s Account Balance that would have accrued but for the application of the limits set forth in Code Sections 401(a)(17) and 415 and after the application of any Benefit Enhancements;

(y) = the Participant’s actual Account Balance.

(b) In all cases, the Cash Balance Benefit under Section 4.1(a) shall be computed based on the same crediting factors as in the Cash Balance Supplement.

4.2 Form of Benefit Payment. The Cash Balance Benefit payable to a Participant under the Plan shall be paid in the form of a lump sum.

4.3 Time of Payment. The Cash Balance Benefit shall be distributed to the Participant as soon as administratively practicable after the date which is six months after the Participant’s Separation from Service, but not later than 90 days following such date.

Article V
Death Benefits

5.1 Lump Sum Equivalent Death Benefit Before a Separation from Service.

(a) If a Participant entitled to a Retirement Plan benefit other than the Cash Balance Supplement dies during employment on a date that is on or after his or her Early Retirement Date, the Participant’s Beneficiary shall be entitled to the Lump Sum Equivalent that would have been payable to the Participant under this Plan. The Beneficiary’s benefit shall be calculated under Section 3.1 as if the Participant had Retired on his or her date of death. A death benefit shall be payable under this Plan whether or not the Participant’s Beneficiary is entitled to a benefit under the Retirement Plan. Payment shall be made as soon as administratively practicable, but not later than 90 days after the identity of the Participant’s Beneficiary has been confirmed.

(b) If a Participant entitled to a Retirement Plan benefit other than the Cash Balance Supplement dies during employment on a date that is before his or her Early Retirement Date, a pre-retirement survivor benefit shall be payable to the surviving Spouse of the Participant if the Participant’s surviving Spouse is entitled to a Qualified Pre-Retirement Survivor Annuity under the Retirement Plan.

(i) The Monthly Benefit of a surviving Spouse shall be a monthly amount equal to (x) minus (y) below where:

(x) = the benefit that would have been payable monthly to the Spouse under the Retirement Plan but for the application of the limits set forth in Code Sections 401(a)(17) and 415 and after the application of any Benefit Enhancements; and

(y) = the benefit that the Spouse is entitled to receive monthly under the Retirement Plan.

(ii) The Monthly Pre-Retirement death benefit payable to the Participant’s Spouse shall be paid in the form of the Lump Sum Equivalent as soon as administratively practicable, but not later than 90 days, after the identity of the Participant’s Spouse has been confirmed.

5.2 Lump Sum Equivalent Death Benefit Following a Separation from Service. If a Participant entitled to a benefit under Section 3.1 dies following a Separation from Service but before he or she has received payment of his or her Lump Sum Equivalent benefit pursuant to Section 3.3, payment of the Lump Sum Equivalent benefit shall be made to the Participant’s Beneficiary. Payment shall be made as soon as administratively practicable, but not later than 90 days after the identity of the Participant’s Beneficiary has been confirmed.

5.3 Cash Balance Supplement Death Benefit. lf a Participant entitled to a Cash Balance Benefit under Article IV dies before receiving his or her lump sum benefit payment, the Participant’s Beneficiary shall be entitled to the lump sum that would otherwise have been payable to the Participant under Section 4.1. The amount payable shall be determined as of the date of the Participant’s death. Payment shall be made as soon as administratively practicable, but not later than 90 days after the identity of the Participant’s Beneficiary has been confirmed. If the Participant received a lump sum payment of the Cash Balance Benefit prior to his or her death, the Participant's Beneficiary shall not be entitled to receive any benefit under this Plan after the Participant’s death.

Article VI
Beneficiary

6.1 Designation of Beneficiary. A Participant may designate a Beneficiary to receive benefits due under the Plan, if any, upon the Participant’s death. Designation of a Beneficiary shall be made by execution of a form approved or accepted by the Administrative Benefits Committee. In the absence of a valid Beneficiary designation, a Participant’s surviving Spouse, if any, and if none, the Participant’s estate, shall be the Beneficiary.

6.2 Changing a Beneficiary Designation. A Participant may change a prior Beneficiary designation made under Section 6.1 by a subsequent execution of a new Beneficiary designation form. The change in Beneficiary will be effective upon receipt by the Administrative Benefits Committee or its designee.

6.3 Proper Beneficiary. Any payment made to a Beneficiary under this Plan by the Administrative Benefits Committee or its designee in good faith shall fully discharge the Company from all further obligations with respect to that payment. If the Administrative Benefits Committee or its designee has any doubt as to the proper Beneficiary to receive a payment under this Plan, the Administrative Benefits Committee shall have the right to withhold such payment until the matter is fully adjudicated.

6.4 Minor or Incompetent Beneficiary. In making any payment to or for the benefit of any minor or an incompetent Beneficiary, the Administrative Benefits Committee or its designee, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court-appointed representative of such incompetent. Alternatively, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, representative, relative or other person shall be a complete discharge of the Company’s obligations under the Plan. The Company shall have no responsibility to see to the proper application of any payment so made.

Article VII
Coordination of Benefits

7.1 No Duplication of Benefits. It is not intended that a Participant, Beneficiary, or Spouse receive duplicate benefits under this Plan. Notwithstanding anything in this Plan to the contrary, the following provisions shall apply after a Participant has received a payment of any benefits under this Plan:

(a) If a Participant ceases to be employed by the Company, receives a distribution of part or all of the benefits payable under this Plan, and is subsequently reemployed by the Company, the amount of any benefit subsequently payable to the Participant from this Plan shall be appropriately adjusted to reflect the earlier distribution.

(b) Any adjustment under this 7.1 shall be made in accordance with rules established by the Administrative Benefits Committee and applied in a uniform and nondiscriminatory manner.

7.2 Other Benefits and Agreements. The benefits provided for a Participant and the Participant's Beneficiary or Spouse under the Plan are in addition to any other benefits available to such Participant, Beneficiary or Spouse under any other plan or program of the Company for its employees, and, except as may otherwise be expressly provided for, the Plan shall supplement and shall not supersede, modify or amend any other plan or program of the Company in which a Participant is participating.

Article VIII
Amendment or Termination of Plan

8.1 Right to Amend or Terminate. Except as otherwise specifically provided, the CGN Committee reserves the right to amend or terminate this Plan, in whole or in part, at any time and from time to time; provided, however, that:

(a) No such amendment or termination may decrease the benefit that has already been earned by a Participant as of the date of the change, except for an amendment required to comply with Code Section 409A;

(b) No such amendment or termination may create an additional tax liability for a Participant under Code Section 409A; and

(c) If a Participant is in the employ of a Company on the date of a Change in Control or a Potential Change in Control relating to that Company, the provisions of the Employment Continuity Agreement between the Participant and the Company, if any, shall apply to limit the ability of the CGN Committee to amend or terminate this Plan with regard to the affected Participant unless the Participant agrees to such amendment or termination in writing.

8.2 Notice of Termination. No action to terminate the Plan shall be taken except upon written notice to each Participant to be affected thereby, which notice shall be given not less than thirty (30) days prior to such action.

8.3 Effect of Termination. Except as otherwise provided in Sections 2.5 and 8.1(c) relating to a Change in Control or Potential Change in Control, upon the termination of this Plan, the Plan shall no longer be of any further force or effect and neither Dominion Energy, Inc. nor any Participant or Beneficiary shall have any further obligation or right under this Plan.

Article IX
Plan Administration

9.1 Interpretation and Finality of Determination. The Plan shall be administered by the Administrative Benefits Committee, which shall have the discretionary authority to interpret the terms of the Plan and to decide factual and other questions relating to the Participant and the Participant's benefits, including without limitation questions relating to eligibility for, calculation of, and payment of benefits under the Plan. Subject to the provisions of the Plan, the Administrative Benefits Committee may adopt such rules and regulations as it may deem necessary or desirable to carry out the purposes of the Plan. The Administrative Benefits Committee’s interpretation and construction of any provision of the Plan shall be final, conclusive and binding upon the Company and upon Participants and their Beneficiaries.

9.2 Indemnification. The Company shall indemnify and save harmless each member of the Administrative Benefits Committee and each member of the CGN Committee against any and all expenses and liabilities arising out of membership on the respective Committee, excepting only expenses and liabilities arising out of the member's own willful misconduct. Expenses against which a member of the CGN Committee or the Administrative Benefits Committee shall be indemnified hereunder shall include without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled.

9.3 Delegation. Any responsibility or authority given under this Plan to either the Administrative Benefits Committee or the CGN Committee may be delegated by the respective committee, consistent with such Committee’s charter. Any such delegation shall be prospectively revocable at any time.

9.4 Claims Procedure.

(a) Benefits under the Plan typically will be paid in accordance with the Plan’s terms without the need for a formal claim for benefits. However, any Participant, retired Participant, or Beneficiary of a Participant who believes he or she is entitled to a benefit that he or she has not received shall be entitled to file with the Administrative Benefits Committee a claim for benefits under the Plan. Such claim is required to be in writing. For purposes of this Section, any action required or authorized to be taken by the claimant may be taken by a representative authorized in writing by the claimant to represent the claimant.

(b) If the claim is denied by the Administrative Benefits Committee, in whole or in part, the claimant shall be furnished written notice of the denial of the claim within ninety (90) days after the Administrative Benefits Committee's receipt of the claim or within one hundred eighty (180) days after such receipt if special circumstances require an extension of time. If special circumstances require an extension of time, the claimant shall be furnished written notice prior to the termination of the initial ninety-day period explaining the special circumstances that require an extension of time and the date by which the Administrative Benefits Committee expects to render the benefit determination.

(c) Within sixty (60) days following the date the claimant receives written notice of the denial of the claim, the claimant may request the CGN Committee to review the denial. For purposes of this Section, any action required or authorized to be taken by the claimant may be taken by a representative authorized in writing by the claimant to represent the claimant.

(b)
The CGN Committee shall afford the claimant a full and fair review of the decision denying the claim and shall:
(i)
Provide, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim;
(ii)
Permit the claimant to submit written comments, documents, records and other information relating to the claim; and

(iii)
Provide a review that takes into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial determination.
(c)
The decision on review by the CGN Committee shall be in writing and shall be issued within sixty (60) days following receipt of the request for review. The period for decision may be extended to a date not later than one hundred twenty (120) days after such receipt if the Committee determines that special circumstances require extension. If special circumstances require an extension of time, the claimant shall be furnished written notice prior to the termination of the initial sixty-day period explaining the special circumstances that require an extension of time and the date by which the Committee expects to render its decision on review.

9.5 Time Limitations.

(a) A claimant may not file a claim in accordance with Section 9.4 later than one year from the time the claim initially arises under Section 9.5(c).

(b) A claimant may not bring a legal action in court relating to a claim after the later of:

(i) Three years from the time the claim initially arises under Section 9.5(c); and

(ii) If a claim is made in accordance with Section 9.4 within the time period prescribed in Section 9.5(a), one year from the final disposition of the claim by the CGN Committee (whether by written notification or because the review period expires without action).

(c) For purposes of this Section 9.5, a claim arises at the following times:

(i) For a claim as to eligibility for the Plan, the date on which the claimant asserts that eligibility should have commenced.

(ii) For a claim related to the amount of benefits under the Plan, the date on which benefit payments commence (or would have commenced under the Plan’s terms, had any benefits been payable).

(iii) For any other claim, the date on which the claimant knows, or should reasonably have known, the existence of any facts or circumstances sufficient to give rise to the claim.

To the extent the claim of a Beneficiary relates to the amount of benefits to which a Participant was or should have been entitled, the claim arises at the same time for the Beneficiary as it would for the Participant. This does not apply to the extent the claim relates only to the Beneficiary’s rights.

(d) The provisions of Section 9.5 shall control for all Plan purposes and any state or federal statute of limitations that would apply were it not for this Section 9.5 shall not apply. The time periods set forth in this Section 9.5 shall not be tolled during any period in which a Participant’s claim is being considered under the claims procedure set forth in Section 9.4.

(e) The exclusive venue for any legal action in court for any matter related to the Plan shall be the federal court with jurisdiction for the locale of the corporate headquarters of Dominion Resources, Inc.

Article X
Confidentiality and Noncompetition Provisions

10.1 Confidentiality. By receiving a benefit under this Plan, a Participant agrees never directly or indirectly to disclose to any third party or use for such Participant's own personal benefit any confidential information or trade secret of the Company except and to the extent (a) disclosure is ordered by a court of competent jurisdiction or (b) the information otherwise becomes public through no action of the Participant.

10.2 Noncompetition Requirement.

(a) By receiving a benefit under this Plan, a Participant agrees that for a period of one (1) year following Separation from Service with the Company for any reason, the Participant will not, without the specific written permission of the Company, be directly employed in, or otherwise provide services in any capacity to, any business or enterprise (including but not limited to the Participant's own business or enterprise) that engages in direct competition with the Company in any state in which the Company is at the time of the Participant's Separation from Service either carrying on business or actively negotiating to enter business.

(b) The CGN Committee (or its delegate) in its sole discretion has the authority to interpret and administer this Article X and to determine whether a business is in competition with the Company. In addition, a terminated Participant may request the CGN Committee (or its delegate) to determine in advance whether a specific contemplated business or enterprise would be in competition with the Company for purposes of the Plan, and a response shall be provided to the Participant within a reasonable time after all relevant information is provided to enable the CGN Committee (or its delegate) to make its determination.

10.3 Remedy for Violation of Noncompetition Requirement. If the CGN Committee (or its delegate) determines that a terminated Participant who is entitled to receive or has received benefits under this Plan is, within one (1) year following Separation from Service and without the specific written permission of the Company, directly employed in, or otherwise providing services in any capacity to, a business or enterprise that engages in direct competition with the Company in any state in which the Company is at the time of the Participant's Separation from Service either carrying on business or actively negotiating to enter business, then (a) the Participant shall forfeit all rights to any payment under the Plan, and (b) the Participant shall be responsible for repaying to the Plan any payment already made to the Participant.

10.4 Company Right to Condition Benefit. As a condition to receiving a benefit under the Plan, the CGN Committee may require the Participant to enter into a separate confidentiality and/or noncompetition agreement in a form acceptable to the Company.

Article XI
Miscellaneous

11.1 No Funding. The Company has only a contractual obligation to make benefit payments under this Plan. Nothing contained in this Plan shall require the Company to segregate any assets from its general fund, or to create any trusts, or to make any special deposits for any amounts to be paid to any Participant, former Participant, Beneficiary, or Spouse. This Plan does not give a Participant, former Participant, Beneficiary or Spouse any interest, lien or claim against any specific assets of the Company. A Participant, former Participant, Beneficiary, or Spouse shall have only the rights of general creditors of the Company, and their interest shall be that of a general creditor.

11.2 Source of Benefit Payments. The Administrative Benefits Committee shall have the complete discretion to determine the source of any payment due under the Plan to any Participant, Beneficiary or Spouse; provided, however, that benefits paid by the Company are to be satisfied solely out of the general corporate assets of the Company, which assets shall remain subject at all times to the claims of its creditors. Any amount payable to a Participant, Beneficiary or Spouse under the Plan may be paid in part or in whole from a so-called “rabbi” trust maintained by or on behalf of the Company or to which the Company contributes.

11.3 Restrictions on Transfer. Benefits to which a Participant, Beneficiary, or Spouse may become entitled under the Plan are not subject in any manner to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to do is void. Benefits are not subject to attachment or legal process for the debts, contracts, liabilities, or torts of a Participant, Beneficiary, or Spouse. If any Participant, Beneficiary or Spouse becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then such right or benefit, in the discretion of the CGN Committee, shall cease and terminate, and, in such event, the CGN Committee may hold or apply the same or any part thereof for the benefit of such Participant or Beneficiary, or Spouse, children, or other dependents, or any of them, in such manner and in such portion as the CGN Committee may deem proper.

11.4 Binding Upon Successors and Assigns. The Plan shall inure to the benefit of, and shall be binding upon, the Company and its successors and assigns, and upon a Participant, a Beneficiary, a Spouse, and either of their assigns, heirs, executors and administrators.

11.5 Withholding Taxes. All payments under this Plan shall be subject to and net of an amount sufficient to satisfy all federal, state, and local withholding tax requirements.

11.6 Construction. Masculine pronouns wherever used shall include feminine pronouns and the use of the singular shall include the plural.

11.7 Form of Communications. Any notice, claim, or other communication required or permitted to be made under the Plan shall be in writing and in such form as the Administrative Benefits Committee shall prescribe. If a communication is to be given to the Company, such notice shall be sent to the attention of the Corporate Secretary. If notice is to be given to a Participant, such notice shall be addressed to the Participant’s last known address, which may be an electronic mail address.

11.8 No Contract of Employment. The Plan does not in any way limit the right of the Company at any time and for any reason to terminate either a Participant’s employment or a Participant’s status as an employee eligible to participate in the Plan. The existence of this Plan does not constitute a contract for continued employment between a Participant and the Company or any subsidiary or affiliate.

11.9 Governing Law. To the extent not preempted by federal law, the Plan shall be governed and construed under the laws of the Commonwealth of Virginia, without regard to its choice of law provisions.

SUPPLEMENT FOR PRIOR QUESTAR PLAN PARTICIPANTS

This Supplement shall apply to any Prior Questar Plan Participant (as defined below). All terms of the Plan shall apply with respect to each Prior Questar Plan Participant, except as otherwise provided in this Supplement.

Article I
Definitions

The following definitions shall apply for purposes of this Supplement.

Q1.13 “Company” has the meaning set forth in Section 1.13 of the Plan, except with respect to any Prior Questar Plan Participant, “Company” shall include Questar Corporation for periods prior to the merger of Questar Corporation with Dominion Energy, Inc. on September 16, 2016.

Q1.16 “Participant” has the meaning set forth in Section 1.16 of the Plan, except a Participant also includes a Prior Questar Plan Participant.

Q1.24 “Post 409A Benefit” shall have the meaning set forth in Section Q3.4(b) below.

Q1.25 “Post Merger Benefit” shall have the meaning set forth in Section Q3.4(a) below.

Q1.26 “Pre 409A Benefit” shall have the meaning set forth in Section Q3.4(c) below.

Q1.27 “Prior Questar Plan” means the Dominion Questar Corporation Supplemental Executive Retirement Plan.

Q1.28 “Prior Questar Plan Accrued Benefits” shall have the meaning set forth in Section Q3.4(c) below.

Q1.29 “Prior Questar Plan Participant” means an employee or former employee or beneficiary thereof who was a participant in the Prior Questar Plan as of December 31, 2017.

Article II
Eligibility and Participation

Q2.1 Eligibility. Eligibility shall be determined in accordance with Section 2.1 of the Plan, except all Prior Questar Plan Participants shall be eligible to participate in the Plan.

Q2.2 Participation. Participation shall be determined in accordance with Section 2.2 of the Plan, except a Prior Questar Plan Participant shall become a Participant as of January 1, 2018.

Article III
Basic Benefits

Q3.1 Calculation of Monthly Benefit. Section 3.1 of the Plan shall apply with respect to each Prior Questar Plan Participant, except, for purposes of Section 3.1(a)(x) of the Plan, the benefit that would have been payable shall be determined as if the Prior Questar Plan Participant had not voluntarily chosen to defer any compensation under the terms of the Company’s nonqualified deferred compensation plans for periods prior to January 1, 2018, and Section 3.1(a)(z) of the Plan shall include any benefit payable to the Prior Questar Plan Participant under the Questar Corporation Executive Incentive Retirement Plan, as amended or restated from time to time.

Q3.4 Form and Time of Payment for Prior Questar Plan Participants. Notwithstanding Sections 3.2 and 3.3 of the Plan to the contrary, for Prior Questar Plan Participants, the form and time of payment of each Prior Questar Plan Participant’s Monthly Benefit under this Plan shall be determined as follows.

(a)
The portion of the Prior Questar Plan Participant’s Monthly Benefit under this Plan deferred after December 31, 2017 (the “Post Merger Benefit”) shall be paid in the form and at the time provided for in Sections 3.2 and 3.3 of the Plan. The Post Merger Benefit shall equal the Lump Sum Equivalent of the Prior Questar Plan Participant’s Monthly Benefit under this Plan minus the Prior Questar Plan Accrued Benefits, as defined in Section Q3.4(c) below.
(b)
The portion of the Prior Questar Plan Participant’s Monthly Benefit under this Plan attributable to the “Post 409A Benefit” (as defined in the Prior Questar Plan) deferred prior to January 1, 2018 shall be paid in the form and at the time provided for in Article VII of the Prior Questar Plan. The portion of the Post 409A Benefit deferred prior to January 1, 2018 shall equal the Post 409A Benefit the Participant would have been entitled to receive had the Participant experienced a Separation from Service on December 31, 2017 and had not accrued any additional service or received any additional compensation under the Retirement Plan after that date.
(c)
The portion of the Prior Questar Plan Participant’s Monthly Benefit under this Plan attributable to the “Pre 409A Benefit” (as defined in the Prior Questar Plan and, together with the Post 409A Benefit deferred prior to January 1, 2018, the “Prior Questar Plan Accrued Benefits”) shall be paid in the form and at the time provided for in Article VI of the Prior Questar Plan.

Q3.5 Post-Change in Control Separation for Prior Questar Plan Participants.

(a) If a Prior Questar Plan Participant dies, becomes Disabled (as defined in the Prior Questar Plan), or experiences a Separation from Service within two years after a Section 409A Change in Control (as defined in the Prior Questar Plan), the Prior Questar Plan Participant (or his beneficiary) shall receive a payment of the portion of his Monthly Benefit under the Plan attributable to his Prior Questar Plan Accrued Benefits in the form and at the time provided in Section 15(a) of the Prior Questar Plan. The merger between Questar Corporation and Dominion Energy, Inc. on September 16, 2016 constitutes a Section 409A Change in Control for this purpose.

(b)
If a Prior Questar Plan Participant dies, becomes Disabled (as defined in the Prior Questar Plan), or experiences a Separation from Service within three years after a Change in Control (as defined in the Prior Questar Plan) that does not constitute a Section 409A Change in Control (as defined in the Prior Questar Plan), the Prior Questar Plan Participant (or his beneficiary) shall receive a payment of the portion of his Monthly Benefit under the Plan attributable to his Prior Questar Plan Accrued Benefits in the form and at the time provided in Section 15(b) of the Prior Questar Plan.

Q3.6 Benefits Commencing Prior to Plan Merger. A Prior Questar Plan Participant who commenced receiving a benefit under the Prior Questar Plan on or before December 31, 2017 shall continue to receive such benefit on and after the date hereof without any change resulting from the merger of the Prior Questar Plan into this Plan.

Article V
Death Benefits

Q5.1 Lump Sum Equivalent Death Benefit Before a Separation from Service. Section 5.1 of the Plan shall apply with respect to each Prior Questar Plan Participant, except, for purposes of Section 5.1(b)(i)(x) of the Plan, the benefit that would have been payable shall be determined as if the Prior Questar Plan Participant had not voluntarily chosen to defer any compensation under the terms of the Company’s nonqualified deferred compensation plans for periods prior to January 1, 2018, and the benefit shall be offset by any benefit payable to the Spouse of the Prior Questar Plan Participant under the Questar Corporation Executive Incentive Retirement Plan, as amended or restated from time to time.

Q5.4 Form and Time of Payment of Death Benefits for Prior Questar Plan Participants. Notwithstanding Sections 5.1 or 5.2 of the Plan to the contrary, the form and time of payment of death benefits for Beneficiaries or Spouses of Prior Questar Plan Participants shall be determined as follows.

(a) The portion of the death benefit attributable to the Post Merger Benefit shall be paid in the form and at the time provided for in Sections 5.1(a), 5.1(b)(ii) and 5.2 of the Plan, as applicable;

(b) The portion of the death benefit attributable to the Post 409A Benefit deferred prior to January 1, 2018 (as defined in Section Q3.4(b)) shall be paid in the form and at the time provided for in Section 7.7 of the Prior Questar Plan.

(c) The portion of the death benefit attributable to the Pre 409A Benefit shall be paid in the form and at the time provided for in Section 6.5 of the Prior Questar Plan.

(d) The Beneficiary or Spouse of a Prior Questar Plan Participant who commenced receiving a benefit under the Prior Questar Plan on or before December 31, 2017 shall continue to receive such benefit on and after the date hereof without any change resulting from the merger of the Prior Questar Plan into this Plan.

Article XI
Miscellaneous

Q11.10 Effect on Benefits Earned under the Prior Questar Plan. Nothing in this Plan is intended to (i) adversely affect the rights of any Prior Questar Plan Participant to receive benefits earned under the Prior Questar Plan prior to January 1, 2018, (ii) to materially modify any Pre 409A Benefits (as defined in the Prior Questar Plan) of any Prior Questar Plan Participant for purposes of Code Section 409A, or (iii) to change the time or form of payment of any Post 409A Benefits (as defined in the Prior Questar Plan) of any Prior Questar Plan Participant deferred prior to January 1, 2018 for purposes of Code Section 409A, and the terms of the Plan shall be interpreted in accordance with such intent.